EXHIBIT 99.b-1Minutes of Directors Meeting electing new officers and directors, dated January 12, 1999

 Written Consent in Lieu
Of Special Meeting of Board of Directors

     The Undersigned, being all of the members of the board of directors of Colmena Corp., a Delaware corporation (the "Corporation"), pursuant to authority granted under Sections 141(f) or 228 of the Delaware General Corporation Law, and as permitted by the Corporation's constituent instruments, hereby takes the following action and adopts the following resolution:

WITNESSETH:

     WHEREAS, the Yankee Companies, Inc. ("Yankees") has, pursuant to the performance of its duties under its current consulting agreement with the Corporation, recommended that the Corporation fill the vacancy created by the resignation of former director Leonard Marshall and expand its board of directors by electing individuals with specialized knowledge and experience in areas that the Corporation currently requires, to wit, auditing and financial reporting, and, the telephone and communications industries; and

     WHEREAS, in order to meet pressing corporate requirements, Yankees has, on an expedited basis, located two individuals to immediately join the Corporation's Board of Directors, to wit, Mrs. Penny L. Adams Field and Mr. Anthony Q. Joffe, for purposes of assisting the Corporation to select new auditors within its current ability to pay and to coordinate, with the assistance of G. Richard Chamberlin, Esquire and Vanessa H. Lindsey, the preparation and filing of the Corporation's delayed report on Form 10-KSB for the 1998 fiscal year, and the development and implementation of new strategic plans, including the reorganization of the Corporation through a series of divestitures, consolidations and acquisitions:

NOW THEREFORE
BE IT RESOLVED:

1. That the following persons be and they are hereby elected, effective immediately, as officers and directors of the Corporation to the offices set forth opposite their names, to serve in such positions until, in the case of officers, they are removed by this Corporation's Board of Directors; and, in the case of directors, until their successors shall have been duly elected by the Corporation's stockholders and have qualified and assumed their officers; or, in either case, until their resignations shall have been accepted by the Board of
Directors:

Name                                    Position
Penny L. Adams Field                    Director, Audit Committee Chairperson
Anthony Q. Joffe                        Director
Charles J. Champion, Jr.                Director, Audit Committee member
G. Richard Chamberlin, Esquire          General Counsel
Vanessa H. Lindsey                      Secretary; and be it FURTHER

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     RESOLVED,  that the  Corporation  offer  each of the  persons  elected,  as compensation in lieu of cash salaries for the initial six months of service to the Corporation (other than for extraordinary services requiring more than five hours per week in average time), the opportunity to subscribe for an aggregate of 300,000 shares of the Corporation's common stock at an exercise price of $0.05 per share for a period of twelve months, on the terms reflected in the warrants recently granted to Yankees, except for those provisions set forth in this resolution as to price and duration, to be divided among them as set forth below, except that any unexercised portion shall be allocated among the remaining individuals, pro rata:

Name                                    Allocation
Penny L. Adams Field                    70,000 shares
Anthony Q. Joffe                        70,000 shares
Charles J. Champion, Jr.                70,000 shares
G. Richard Chamberlin, Esquire          70,000 shares
Vanessa H. Lindsey                      20,000 shares.

1. That all of the Corporation's officers are hereby authorized, empowered and directed to take all actions and incur all reasonable expenses necessary to effect the foregoing.

     IN WITNESS WHEREOF, the undersigned has caused this instrument to be executed, effective as of the 12th day of January, 1999.

Colmena Corp.
A Delaware Corporation

/s/ Richard C. Peplin, Jr.
----------------------------------------
/s/ Richard C. Peplin, Jr.
Director

/s/ Robert Gigliotti
-----------------------------------------
/s/ Robert S. Gigliotti
Director


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